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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 31, 2001


                               THE ITALY FUND INC.
                               -------------------
             (Exact name of registrant as specified in its charter)



        Maryland                     811-04517              133346515
    ------------------               ---------            ------------
(State or other jurisdiction      (Commission File        (IRS Employer
     of incorporation)                Number)           Identification No.)



         7 World Trade Center, New York, New York                      10048
---------------------------------------------------------            -----------
          (Address of principal executive offices)                    Zip Code




       Registrant's telephone number, including area code: (212) 783-0693


                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5. Other Events

     On August 22, 2001, The Italy Fund Inc. (the "Fund") announced the portfolio allocations for the Fund as of July 31, 2001 following its recently concluded tender offer. The Fund said that the process of raising cash to fulfill its obligations under the tender offer allowed the Fund to reallocate its portfolio holdings towards smaller and mid-capitalization companies which it believes offer greater potential for growth than do larger capitalization issues. In addition, the Fund said that the greater focus on smaller and mid-capitalization companies is part of the effort of the Board of Directors (the "Board") and management of the Fund to enhance shareholder value. The Fund also announced that the Board approved the reinstatement of the Fund's active share repurchase program. The Board said it will continue to monitor the Fund's market price discount to net asset value and consider whether any further actions are necessary or appropriate.

     A copy of the press release issued by the Fund on August 23, 2001 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

        (c)     Exhibits

                99.1     Press Release of The Italy Fund, dated August 23, 2001


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       THE ITALY FUND INC.

                                       By: /s/ Heath B. McLendon
                                           ------------------------------
                                       Name:  Heath B. McLendon
                                       Title: Chairman of the Board of Directors

Dated: August 23, 2001


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